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                                                                     EXHIBIT 4.8

                         FORM OF SUPPLEMENTAL INDENTURE

            SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of ________ __, 1999, by and between SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), the Guarantors and IBJ WHITEHALL BANK & TRUST COMPANY, a banking organization organized under the laws of New York, as trustee (the "Trustee").

                                   WITNESSETH:

            WHEREAS, in accordance with Section 9.02 of the Indenture, relating to the 11% Senior Notes due 2004, Series B (the "Notes") of the Company, dated as of March 15, 1997, by and between the Company, the Guarantor Subsidiaries and the Trustee (the "Indenture"), the Trustee, the Guarantor Subsidiaries, the Company and the Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof desire to amend certain terms of the Indenture as described below (the "Proposed Amendments"); and

            WHEREAS, the Company intends to consummate a series of reorganization transactions (collectively, the "Reorganization") designed to simplify its corporate and capital structure, which include among other transactions: (i) the redesignation of the Company's previously outstanding shares of Class A Common Stock into shares of currently outstanding Class B Common Stock and the fifty-to-one stock split of the Company's Class B Common Stock; (ii) an initial public offering of the Company's Class A Common Stock, par value $.0001 per share (the "IPO"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85499), as amended, with the Securities and Exchange Commission (the "Commission"); (iii) a public offering by the Company of $235.0 million aggregate principal amount of its senior subordinated notes due 2009 (the "Debt Offering"), as described in the registration statement on Form S-1 originally filed on August 18, 1999 (Registration No. 333-85519), as amended, with the Commission; (iv) the use by the Company of the net proceeds of the IPO to redeem its 14 1/4% Senior Exchangeable Preferred Stock; and (v) a concurrent tender offer for the Company's 12 1/2% Senior Notes due 2002 (the "12 1/2% Notes").

            WHEREAS, the Company has solicited (the "Solicitation") consents from the Holders to the amendments contained in this Supplemental Indenture and the Company has received consents from Holders of more than a majority in principal amount of the Notes outstanding as of the date hereof; and

            WHEREAS, the Board of Directors of the Company has authorized this Supplemental Indenture; and

            WHEREAS, concurrent with the Solicitation, the Company has offered to purchase for cash any and all of the outstanding Notes from the Holders thereof upon the terms
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and conditions set forth in the Offer to Purchase and Consent Solicitation
Statement dated September 30, 1999, as amended from time to time (the "Offer"); and

            WHEREAS, it is intended that this Supplemental Indenture become effective upon acceptance for purchase by the Company pursuant to the Offer of the Notes tendered into the Offer; and

            WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done:

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

            SECTION 2. Deletion of Certain Definitions. The following definitions in Section 1.01 of the Indenture are hereby deleted in their entirety:

            Acquisition Indebtedness
            Affiliate Transaction
            Attributable Debt
            Bank Indebtedness
            Capitalized Lease Obligations
            Certificate of Designation
            Consolidated Interest Expense
            Consolidated Net Income
            Credit Facility
            EBITDA
            Exchange Debentures
            fair market value
            FCC
            Independent Financial Advisor
            Infinity Note
            Investments
            Net Income
            Old Warrants
            Permitted Investments
            Permitted Liens
            Property
            Ratio Indebtedness
            Redeemable Dividend
            Refinancing Indebtedness
            Restricted Payment
            Sale and Leaseback Transaction


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            Senior Preferred Stock
            Temporary Cash Investments
            Warrants
            Wholly Owned Subsidiary

            SECTION 3. Amendment of Certain Definitions. The following definition in Section 1.01 of the Indenture shall be amended as indicated:

                  Guarantee. The text of the definition of Guarantee is hereby restated to read in its entirety as follows:

                  "Guarantee" means an unconditional guarantee executed by an Unrestricted Subsidiary.

            SECTION 4. Waiver of Application of Covenants. Subject to Section 9(b) hereof, the application of the covenants contained in the Indenture is hereby waived to the extent required to effect the Reorganization that is consummated substantially concurrently with the consummation of the Offer (the "Waiver").

            SECTION 5. Deletion of Certain Covenants. The text of Sections 4.03 (Limitation on Additional Indebtedness), 4.04 (Limitation on Restricted Payments), 4.05 (Corporate Existence), 4.06 (Payment of Taxes and Other Claims),
4.07 (Maintenance of Properties and Insurance), 4.08 (Compliance Certificate; Notice of Default), 4.09 (Compliance with Laws), 4.10 (SEC Reports), 4.11 (Waiver of Stay, Extension or Usury Laws), 4.13 (Limitation on Investments),
4.14 (Limitation on Preferred Stock of Restricted Subsidiaries), 4.15 (Limitation on Liens), 4.18 (Limitations on Transactions with Affiliates), 4.19 (Limitation on Creation of Subsidiaries), 4.20 (Limitation on Capital Stock of Restricted Subsidiaries), 4.21 (Lines of Business), 4.22 (Payment of Consents) and 4.23 (Limitation on Sale and Lease-Back Transactions) of the Indenture is hereby deleted in its entirety and is hereby replaced, in each such Section, with "[Intentionally Deleted by Amendment]."

            SECTION 6. Deletion of Certain Restrictions with Respect to Mergers and Consolidations. The text of Sections 5.01(a)(ii) and 5.01(c)(iv) (Limitations on Mergers and Consolidations) of the Indenture are hereby deleted in their entirety and replaced with "[Intentionally Deleted by Amendment]."

            SECTION 7. Deletion of Certain Events of Default. The text of paragraphs (3), (4) and (7) of Section 6.01 of the Indenture are hereby deleted in their entirety and are hereby replaced with "[Intentionally Deleted by Amendment]." Any reference to the text "or any Restricted Subsidiary" in paragraphs 6.01(5) and (6) is hereby deleted in its entirety.

            SECTION 8. Deletion of Certain Cross-References. Any reference to
Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15,
4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 5.01(a)(ii), 5.01(c)(iv), 6.01(3), 6.01(4)
and 6.01(7) in the Indenture is hereby deleted.

            SECTION 9. Effect of Supplemental Indenture. (a) Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental


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Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby, as hereby amended and supplement; provided, however, the Proposed Amendments, except as described in (b) with respect to the Waiver, shall not become operative until the Company has notified the Trustee that it has accepted for payment at least a majority of the outstanding principal amount of the Securities pursuant to the offer to purchase for cash any and all of the Notes, (and at such time the Proposed Amendments shall automatically become operative without the requirement of any further action by or notice to the Company, the Guarantor Subsidiaries, the Trustee or any Holder of Securities).

            (b) The Waiver shall become operative immediately upon execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee. However, if the Offer is terminated or withdrawn or the tendered Notes are not accepted for payment pursuant to the Offer, the Waiver will cease to be operative.

            SECTION 10. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

            SECTION 11. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                           [Signature pages to follow]


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.



                                    SPANISH BROADCASTING SYSTEM, INC.
                                    a Delaware corporation

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM, INC.
                                    a New Jersey corporation

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    CALIFORNIA, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    FLORIDA, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM
                                    NETWORK, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SBS PROMOTIONS, INC.


                                    By:   ___________________________
                                          Name:
                                          Title:



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                                    ALARCON HOLDINGS, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SBS OF GREATER NEW YORK, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    ILLINOIS, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    GREATER MIAMI, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    SAN ANTONIO, INC.


                                    By:   ___________________________
                                          Name:
                                          Title:


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                                    SPANISH BROADCASTING SYSTEM OF
                                    PUERTO RICO, INC. a Delaware corporation

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    SPANISH BROADCASTING SYSTEM OF
                                    PUERTO RICO, INC. a Puerto Rico corporation

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    JUJU MEDIA, INC.

                                    By:   ___________________________
                                          Name:
                                          Title:


                                    IBJ WHITEHALL BANK & TRUST COMPANY,
                                    as Trustee

                                    By:   ___________________________
                                          Name:
                                          Title:


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